UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

GENERAL MOTORS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1240 Woodward Avenue Detroit, Michigan	48265
(Address of principal executive offices)	(Zip Code)

(313) 667-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2026, Jonathan McNeill, a member of the Board of Directors (the “Board”) of General Motors Company (the “Company”), notified the Board that he will not stand for reelection as a director at the Company’s 2026 Annual Meeting of Shareholders to be held on June 2, 2026 (the “Annual Meeting”) and will retire from the Board upon the conclusion of the Annual Meeting. Mr. McNeill’s retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company is grateful for Mr. McNeill’s service on the Board and his contributions over the years.

In connection with Mr. McNeill’s departure, the Board intends to reduce its size from 11 directors to 10 directors after the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)

	By:	/s/ JOHN S. KIM
Date: May 26, 2026		John S. Kim Assistant Corporate Secretary